SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 6, 2011 (May 3, 2011)

Date of Report (Date of Earliest Event Reported)
Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)
(706) 649-2267

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The 2011 annual shareholders’ meeting of Total System Services, Inc. (“TSYS”) was held on May 3, 2011. TSYS’ shareholders voted on the following four proposals which are detailed in TSYS’ definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 17, 2011, and cast their votes as described below.
Proposal 1
     TSYS’ shareholders elected ten individuals to the Board of Directors as set forth below:

Name	For	Against	Abstain	Broker Non-Vote
Kriss Cloninger III	124,498,001	15,435,230	502,758	26,341,777
Sidney E. Harris	138,167,866	1,757,385	510,738	26,341,777
Mason H. Lampton	126,765,841	13,290,025	380,122	26,341,778
H. Lynn Page	138,816,634	3,359,225	260,130	26,341,777
Philip W. Tomlinson	136,237,079	3,962,280	236,630	26,341,777
John T. Turner	139,334,174	852,349	249,465	26,341,778
Richard W. Ussery	137,418,232	2,631,861	385,896	26,341,777
M. Troy Woods	137,739,703	2,450,364	245,922	26,341,777
James D. Yancey	119,002,922	21,168,610	264,457	26,341,777
Rebecca K. Yarbrough	132,860,930	7,246,942	328,117	26,341,777
     James H. Blanchard, Richard Y. Bradley, Walter W. Driver, Jr., Gardiner W. Garrard, Jr. and W. Walter Miller, Jr. also continued to serve as directors following the annual shareholders’ meeting.
Proposal 2
     TSYS’ shareholders ratified the appointment of KPMG LLP as the independent auditor of TSYS for the fiscal year ending December 31, 2011 as set forth below:

For	Against	Abstain
163,991,739	2,580,977	205,048

Proposal 3
     TSYS’ shareholders approved the advisory vote on executive compensation as set forth below:

For	Against	Abstain	Broker Non-Vote
91,103,457	48,525,194	807,338	26,341,777
Proposal 4
     TSYS’ shareholders approved “One Year” with respect to the advisory vote on the frequency of future advisory votes on executive compensation as set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
129,261,046	1,264,046	9,230,392	680,504	26,341,778
     Based on these results, and consistent with the Board of Directors’ recommendation in the proxy statement, the Board has determined that TSYS will hold an advisory vote on executive compensation annually.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.
Dated: May 6, 2011	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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